Exhibit 10.5

AMENDMENT TO OPTION TO PURCHASE AND ROYALTY AGREEMENT

This AMENDMENT TO OPTION TO PURCHASE AND ROYALTY AGREEMENT is dated as of August 31, 2002

BETWEEN:

MAYAN MINERALS LTD., a company duly incorporated
under the laws of the Province of British Columbia , having its registered office at Suite 1650 – 999 West Hastings Street,
Vancouver, BC, V6C 2W2

(hereinafter called "Mayan")
OF THE FIRST PART

AND:

BRIAN C. DOUTAZ, Trustee for STERLING GROUP
VENTURES INC., a company duly incorporated under the laws
of the State of Nevada, each having an office at Unit 35, 12880
Railway Avenue, Richmond, BC, V7E 6G4

(hereinafter called “Doutaz” and "Sterling" respectively)

OF THE SECOND PART

     WHEREAS Doutaz, Sterling and Mayan desire to amend that certain Option To Purchase And Royalty Agreement dated May 17, 2002;

     NOW, THEREFORE, in consideration of the promises, the mutual agreements herein set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

The Option To Purchase And Royalty Agreement entered into between Doutaz, Sterling and Mayan dated May 17, 2002 is hereby amended in relevant part to read as follows:

3.	OPTION

3.1

Mayan hereby gives and grants to Sterling the sole and exclusive right and option to acquire an undivided 100% of the right, title and interest of Mayan in and to the Claims, subject only to Mayan receiving the annual payments and the Royalty, in accordance with the terms of this Agreement for and in consideration of the following:

	(a)	payment of $100,000 by Sterling to Mayan on or before January 1, 2004;

	(b)	Sterling, or its permitted assigns, incurring exploration expenditures on the Claims of a minimum of $41,000 on or before August 31, 2003; and

Amendment to Option To Purchase And Royalty Agreement	2	.
Between Mayan Minerals Ltd., Brian C. Doutaz and Sterling Group Ventures, Inc.
August 31, 2002

(c)	Sterling, or its permitted assigns, incurring exploration expenditures on the Claims of a further $100,000 (for aggregate minimum exploration expenses of $141,000) on or before August 31, 2004.

3.2

Upon exercise of the Option, Sterling agrees to pay Mayan, commencing January 1, 2005, the sum of $100,000 per annum for so long as Sterling, or its permitted assigns, hold any interest in the Claims. Failure to make any such annual payment shall result in termination of this Agreement in accordance with Section 5.1.

5.	TERMINATION

5.1	Subject to Section 8, this Agreement and the Option will terminate:
	(a)	on October 31, 2003 at 11:59 P.M., unless on or before that date, Sterling has incurred exploration expenditures of a minimum of $41,000 on the Claims;

	(b)	on January 1, 2004 at 12:01 A.M., unless Sterling has paid to Mayan the further sum of $100,000;

	(c)	on October 31, 2004 at 11:59 P.M., unless Sterling has incurred a further $100,000 of exploration expenditures on the Claims (for an aggregate of $141,000); or

	(d)	at 12:01 A.M. on January 1 of each and every year, commencing on January 1, 2005, unless Sterling has paid to Mayan the sum of $100,000 on or before that date.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the first paragraph above.

MAYAN MINERALS LTD.

Per:	/s/ R.T. Heard

by its Authorized Signatory

STERLING GROUP VENTURES INC.

Per:

by its Authorized Trustee, Brian C. Doutaz